As filed with the Securities and Exchange Commission on August 3, 2020
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROCRINE BIOSCIENCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0525145
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

12780 El Camino Real
San Diego, CA 92130
(Address of Principal Executive Offices)

Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan
(Full Title of the Plan)

Kevin C. Gorman, Ph.D.
Chief Executive Officer
Neurocrine Biosciences, Inc.
12780 El Camino Real
San Diego, CA 92130
(Name and Address of Agent for Service)

(858) 617-7600
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Darin M. Lippoldt		Jason L. Kent, Esq.
Chief Legal Officer		Cooley LLP
Neurocrine Biosciences, Inc.		4401 Eastgate Mall
12780 El Camino Real		San Diego, CA 92121
San Diego, CA 92130		(858) 550-6000
(858) 617-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock (par value $0.001 per share) issuable under the 2020 Equity Incentive Plan	3,300,000 shares	$120.04	$396,132,000	$51,417.93

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s common stock that may become issuable under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2) This estimate is made pursuant to Rule 457(c) and Rule 457(h)(1) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the registrant’s common stock on July 29, 2020, as reported on the Nasdaq Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.
Not required to be filed with this Registration Statement.

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.
Not required to be filed with this Registration Statement.

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

1. The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the Securities and Exchange Commission on February 7, 2020;

2. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed with the Securities and Exchange Commission on May 6, 2020;

3. The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020, filed with the Securities and Exchange Commission on August 3, 2020;

4. The Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Securities and Exchange Commission on February 4, 2020, April 9, 2020, May 21, 2020 and June 16, 2020;

5. The information specifically incorporated by reference into the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 from the Registrant’s Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed), filed with the Securities and Exchange Commission on April 9, 2020; and

6. The description of the Registrant’s common stock set forth in the registration statement on Form 8-A, filed with the Securities and Exchange Commission on April 3, 1996, including any amendments or reports filed for the purposes of updating this description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Securities and Exchange Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.	DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.
Section 145 of the Delaware General Corporation Law (“DGCL”) generally allows the Registrant to indemnify directors and officers for all expenses, judgments, fines and amounts in settlement actually paid and reasonably incurred in connection with any proceedings so long as such party acted in good faith and in a manner reasonably believed to be in or not opposed to the Registrant’s best interests and, with respect to any criminal proceedings, if such party had no reasonable cause to believe his or her conduct to be unlawful. Indemnification may only be made by the Registrant if the applicable standard of conduct set forth in Section 145 has been met by the indemnified party upon a determination made (i) by the Registrant’s board of directors by a majority vote of the directors who are not parties to such proceedings, even though less than a quorum, (ii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iii) by the stockholders.

The Registrant’s bylaws, as amended, provide for indemnification of its directors and officers to the fullest extent permitted by law.

Section 102(b)(7) of the DGCL provides that a certificate of incorporation may include a provision which eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, relating to prohibited dividends or distributions or the repurchase or redemption of stock or (iv) for any transaction from which the director derives an improper personal benefit. The Registrant’s certificate of incorporation, as amended, includes such a provision. As a result of this provision, the Registrant and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

As permitted by the DGCL, the Registrant has entered into indemnity agreements with each of its executive officers and directors. The indemnity agreements incorporate the relevant provisions of the DGCL and require the Registrant, among other things, to indemnify its executive officers and directors for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by each executive officer or director in any action or proceeding arising out of their services as one of the Registrant’s executive officers or directors, or to any of the Registrant’s subsidiaries or any other company or enterprise to which such person provides services at the Registrant’s request.

There is at present no pending litigation or proceeding involving any of the Registrant’s directors or executive officers as to which indemnification is required or permitted, and the Registrant is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.

ITEM 8.	EXHIBITS.

Exhibits:	Description

3.1	Certificate of Incorporation, as amended. (1)

3.2	Bylaws, as amended. (2)

4.1	Reference is made to Exhibits 3.1 and 3.2.

4.2	Form of Common Stock Certificate of the Registrant. (3)

4.3	Indenture, dated as of May 2, 2017, by and between the Registrant and U.S. Bank National Association, as Trustee. (4)

4.4	Form of Note representing the Registrant’s 2.25% Convertible Notes due 2024. (5)

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page hereto).

99.1	Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan. (6)

99.2
Form of Stock Option Grant Notice and Option Agreement for use under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan, and Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement for use under the Neurocrine Biosciences, Inc. 2020 Equity Incentive Plan. (7)

(1) Incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2018.
(2) Incorporated by reference to Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q filed on November 5, 2018.
(3) Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-03172).
(4) Incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed on May 2, 2017.
(5) Incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K filed on May 2, 2017.
(6) Incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2020.
(7) Incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q filed on August 3, 2020.

ITEM 9.	UNDERTAKINGS.
	(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 3, 2020.

NEUROCRINE BIOSCIENCES, INC.

By:
Kevin C. Gorman, Ph.D.
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints KEVIN C. GORMAN, PH.D., and DARIN LIPPOLDT, and each or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

	Chief Executive Officer and Director	August 3, 2020
Kevin C. Gorman, Ph.D.	(Principal Executive Officer)

	Chief Financial Officer	August 3, 2020
Matthew C. Abernethy	(Principal Financial and Accounting Officer)

	Chairman of the Board of Directors	August 3, 2020
William H. Rastetter, Ph.D.

	Director	August 3, 2020
Gary A. Lyons

	Director	August 3, 2020
George J. Morrow

	Director	August 3, 2020
Leslie V. Norwalk

	Director	August 3, 2020
Richard F. Pops

	Director	August 3, 2020
Shalini Sharp

	Director	August 3, 2020
Stephen A. Sherwin, M.D.